Exhibit 99.1
PRIVATE WEALTH MANAGEMENT ● PERSONAL BANKING ● BUSINESS BANKING January 2023 INVESTOR PRESENTATION

Copyright © 2023 First Foundation Inc. All Rights Reserved This presentation and the accompanying oral commentary contain "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995 .. Forward - looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may .. " The forward - looking statements in this presentation and any accompanying oral commentary are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control .. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward - looking statements contained in this presentation and any accompanying oral statements and could cause us to make changes to our future plans .. Those risks and uncertainties include, but are not limited to the risk of incurring credit losses, which is an inherent risk of the banking business ; the negative impacts and disruptions resulting from the COVID - 19 pandemic on our colleagues, clients, the communities we serve and the domestic and global economy, which may have an adverse effect on our business, financial position and results of operations ; the risk that we will not be able to continue our internal growth rate ; the performance of loans currently on deferral following the expiration of the respective deferral periods ; the risk that we will not be able to access the securitization market on favorable terms or at all ; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business ; risks associated with changes in interest rates, which could adversely affect our interest income and interest rate margins and, therefore, our future operating results ; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results ; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends ; risks associated with changes in income tax laws and regulations ; and risks associated with seeking new client relationships and maintaining existing client relationships .. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our 2021 Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 that we filed with the SEC on February 28 , 2022 , and other documents we file with the SEC from time to time .. We urge recipients of this presentation to review those reports and other documents we file with the SEC from time to time .. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results .. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation, which speak only as of today's date, or to make predictions based solely on historical financial performance .. We also disclaim any obligation to update forward - looking statements contained in this presentation or in the above - referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules .. Non - GAAP Financial Measures This presentation contains both financial measures based on GAAP and non - GAAP based financial measures, which are used when management believes them to be helpful in understanding the Company’s results of operations or financial position .. Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix of this presentation as of and for the quarter ended December 31 , 2022 .. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies .. Safe Harbor Statement 1

Copyright © 2023 First Foundation Inc. All Rights Reserved A Multi - Diversified Regional Financial Services Company with a Personal Touch $5.0 Billion in Assets Under Management $13.0 Billion in Bank Assets COMPANY TRUST SERVICES PERSONAL BANKING PRIVATE BANKING BUSINESS BANKING PRIVATE WEALTH MANAGEMENT Data as of December 31, 2022. Five States: CA, TX, NV, HI, and FL 713 Employees, 31 Branch/Office Locations CORE BUSINESS TARGET CLIENTS BUSINESS OWNERS REAL ESTATE INVESTORS SMALL AND MEDIUM BUSINESSES HOAs, MSRs, 1031 EXCHANGES, TITLE AND ESCROW COMPANIES LOCAL MUNICIPALITIES HIGH NET WORTH INDIVIDUALS MULTI - GENERATIONAL FAMILIES CORPORATE EXECUTIVES NONPROFITS Focus on providing exceptional service Complementary services $1.3 Billion in Trust Assets Under Advisement Scale with a proven business model 2 NASDAQ: FFWM

Copyright © 2023 First Foundation Inc. All Rights Reserved 3 Diversified Commercial Lending • Diversified commercial business lending with 32% of loans comprised of commercial term loans, revolving lines of credit, owner occupied CRE, public financing, and equipment leasing. • Commercial business originations totaled 49% for 2022, a 78% increase year over year. • Mature commercial real estate offerings. • 50% of total loans in multifamily. Deep relationships with our multifamily borrowers with 58% of originations in 2022 sourced directly from borrowers (no broker involvement). Core Deposit Funding • Strong base of core deposits with 87% attributable to core, non - wholesale deposits. • 72% of core deposit base is made up of commercial business deposits. • 26% of deposits are in non - interest bearing accounts. • Our commercial deposit services channel, representing 39% of total deposits, offers complex treasury management services to a variety of large commercial clients such as mortgage servicers, HOAs, 1031 exchange accommodators, property management, contractor retention, among many others. • Wholesale deposits make up 13% of the total deposits. Complementary Wealth Management and Trust Offering • Advisory and trust fees provide diversification to revenue. 14% of total revenue is derived from recurring noninterest income in 2022. • Pre - tax profit margin for Advisory and Trust divisions of 32% (1) in 4Q22 (22% for 2022). • Solid year - over - year client growth, 100% of new assets through organic growth. • Ability to attract and retain clients using trust solutions and estate planning. • Diversified client acquisition model from key internal and external referrals and centers of influence. Consistent Profitability • ROAA of 0.96% (Adjusted ROAA (2) of 1.00%) and ROATCE (3) of 13.0% in 2022 • Efficient operations with efficiency ratio (4) of 58.6% in 2022 • NIM of 2.45% in 4Q22 (2.91% in 2022) Commercial Banking at Our Core First Foundation is a full - service regional commercial bank offering robust business and consumer banking in addition to a full suite of wealth management and trust solutions for our clients 1. Margin in 4Q22 impacted by a decrease of $1.3 million in compensation and benefits in the fourth quarter due to the reversal of accruals for incentive compensation. 2. See “Non - GAAP Measurements” slide on page 46. 3. See “Non - GAAP Measurements” slide on page 46. 4. See “Non - GAAP Measurements” slide on page 47.

Copyright © 2023 First Foundation Inc. All Rights Reserved 4 Strong Regional Presence ▪ Headquartered in Dallas, TX, FFWM has 31 branch / offices locations in five states: CA, TX, NV, HI, and FL ▪ Recent expansion to Southwest Florida with the acquisition of TGR Financial fits well with FFWM's history of delivering commercial banking and wealth management services ▪ FFWM’s loan portfolio is primarily concentrated within the branch footprint; 71% of total loans in CA, 4% in TX, 1% in NV, 1% in HI, and 10% in FL ▪ Expansion focused on attractive markets with positive demographic trends and business friendly environments Located in Expanding and Affluent Markets ▪ Average household income of $83k versus overall U.S. market of $74k (1) ▪ ~2.0x the U.S. average branch deposit growth in our footprint over the past 5 years o 87% in our footprint versus 45% nationwide (2) Outsized population growth in markets with large market share (1)(3) ▪ Riverside - San Bernardino - Ontario, CA: 3.7% ▪ Sacramento - Roseville - Folsom, CA: 4.2% ▪ Las Vegas - Henderson - Paradise, NV: 8.1% Exceptional historical and projected population growth in newly - entered markets (1) ▪ Dallas - Fort Worth - Arlington, TX (Historical): 7.3% (3) ▪ Dallas - Fort Worth - Arlington, TX (Projected): 5.9% (4) ▪ Naples - Marco Island, FL (Historical): 8.8% (3) ▪ Naples - Marco Island, FL (Projected): 5.7% (4) Source: SNL Financial; Claritas LLC; FDIC branch reports from SNL Financial; Company Reports 1. As of May 2022. 2. As of latest FDIC branch report dated September 2022. 3. 5 year historical. 4. 5 year projected. Presence in Some of the Fastest Growing MSAs in the Country

Copyright © 2023 First Foundation Inc. All Rights Reserved Our Approach Within Attractive Markets Three - pronged approach to market entry and presence. 1. Grow presence in business friendly and expanding markets ▪ Dallas - Fort Worth Metroplex, TX ▪ Naples - Marco Island, FL 2. Maintain a strong presence in mature and affluent markets ▪ West Los Angeles and Pasadena, CA ▪ Palos Verdes and the South Bay, CA ▪ Orange County, CA ▪ San Diego, CA ▪ Indian Wells and Palm Springs, CA ▪ San Francisco, CA ▪ Sacramento, CA ▪ Las Vegas, NV ▪ Honolulu, HI 3. Obtain market share in secondary and stable markets (1) ▪ Lucerne Valley: 100% ▪ Running Springs: 100% ▪ Big Bear Lake: 28.3% ▪ El Centro: 8.4% ▪ Auburn: 3.0% Source: SNL Financial; Company Reports 1. As of latest FDIC branch report dated September 2022. Provide excellent customer service and deepen relationships Focus on deposits as the bank of choice in local region 5 Significant new opportunities for entire suite of services

Copyright © 2023 First Foundation Inc. All Rights Reserved Serving Clients Across Generations Educate + Protect BUILD “Millennials” Plan + Build GROW “Gen X” Consum e + Distribut e ENJOY “Boomers” Solutions for every stage in the financial journey Focused Consumer, Real Estate, and Commercial Lending ▪ SBA & Small Business ▪ Small Balance Business ▪ Equipment Finance ▪ Owner Occupied Real Estate ▪ Multifamily ▪ Investor Owned Real Estate Private Wealth Management ▪ Wealth Planning & Advisory ▪ Investment Management ▪ Business Succession ▪ Philanthropy Services ▪ Corporate Trustee ▪ Nevada Asset Protection Trust ▪ Successor Trustee Personal and Business Banking ▪ Checking and Savings Accounts ▪ Money Market Accounts ▪ Certificate of Deposits (CDs) ▪ Digital Account Opening and Support ▪ Mobile Banking ▪ Full Suite of Treasury Management Offerings ▪ Primary Single Family ▪ Rental Single Family ▪ Home Equity Lines of Credit ▪ Personal Lines of Credit Solutions to serve both the boomer and the next generations. Expertise on multi - generational gifting strategies and setting up the next gen for financial success. 6 Well Positioned to Facilitate The Great Wealth Transfer 45 million U.S. households will pass a mind - boggling $68 trillion ($48 trillion from Boomers alone) to their children — the biggest generational wealth transfer ever.* *According to report by Cerulli Associates

Copyright © 2023 First Foundation Inc. All Rights Reserved Technology Driving Efficiencies and Enhancing Client Experience 7 Core Technology Tech Driving Process Efficiencies Client Experience Tech Enhancing the Client Experience Existing Strong Foundation ✓ Latest Fiserv Core Banking system: Precision ✓ Data warehouse / CRM – marketing and client data mining ✓ Deep integrations with loan origination systems and core ✓ AI automating workflows to drive efficiency ✓ Technology - enhanced compliance tracking ✓ Digital banking processes with open APIs ✓ Dedicated to the strictest security measures ✓ Peer - to - peer payments through Zelle® ✓ Digital signature capture for lending and deposit products ✓ Automated online deposit account opening and delivery ✓ Industry - leading commercial business banking online ✓ Automated account switching solution to move new customer direct deposits and bill pay to bank Recent Enhancements Made / Planned • Upgraded to Orion, state - of - the - art enterprise investment software platform for wealth management clients • Deep integration between trust accounting and portfolio management systems • New single family loan origination system • New commercial loan origination system upgrades • Account aggregation across institutions • New mobile and desktop consumer banking applications • Digital wallet • New client portal for wealth management clients • Rewards deposit accounts • Financial wellness scoring Traditional Banking Services With the Same Features as a Fintech Nationally recognized for our investment to drive innovation Key Partners

Brand Awareness Using Digital Channels

1. AWARENESS — Search Engine Optimization

Building awareness without paid advertising by ranking highly for relevant search phrases on Google.

Focused on 50-60 key terms related to our business. Ranked consistently in Top 25 nationally for high-value search phrases.

Sample Search Phrases (note: rankings fluctuate daily)	National Rank [1]
"What is wealth planning"	1
"Multifamily lending"	3
"Apartment lending"	6
"Income property lending"	14
"What is personal banking"	13
"Private wealth management"	15
"Online savings account"	20

Digital brand awareness significantly reduces the cost of new client acquisition



Online Savings Account | First Foundation Bank
https://firstfoundationinc.com › personal-banking › bank › online-savings
Savings Accounts - Discover Your Options - HSBC Bank USA
https://www.us.hsbc.com › savings-accounts
High Yield Online Savings Account | Marcus by Goldman ...
https://www.marcus.com › savings › high-yield-savings

Google

2. ENGAGEMENT — Social Media

Presence on major social networks

- Engaged community of followers
- Affinity towards brand and culture

3. DELIVERY — Content Marketing

Valuable content sourced by in-house and third-party writers

- Provides education; Fosters interest
- Boosts SEO; Generates leads

Key Content Topics	Frequency
Investment Commentary	4 / year
Market Alerts	2–4 / year
The Week Ahead	50 / year
Wealth Planning	4–6 / year
Cyber Security	4 / year



THE WEEK AH
Security Tips for Online Holiday Shoppers

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) SEMRush, as of December 31, 2022; based on all internet traffic; does not include paid search; does however include all website traffic, not just those of banks and financial services companies.

8

Copyright © 2023 First Foundation Inc. All Rights Reserved Loans 9

Copyright © 2023 First Foundation Inc. All Rights Reserved ▪ Loan g r o wth ha s b e e n a c hi e v e d while maintain in g cr e di t dis cipline. ▪ $ 2.3 billion of loans sold since beginning of 2018, not included in CAGR. ▪ Consistently low non - performing assets. Loan Growth Driven by Experienced Lending Team Gross Loans ($ in millions) 10 1) Represents loan balance, net of mark to market, as of closing December 17, 2021 for loans acquired from TGR Financial. $1,055 $4,801 $5,051 $5,309 $7,408 $10,726 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 FFWM Legacy TGR Financial Acquisition(1) (1)

Copyright © 2023 First Foundation Inc. All Rights Reserved Multifamily , $5,342 , 50% Commercial Business(1) , $3,468 , 32% Single Family , $1,016 , 9% CRE Investment , $720 , 7% Land and Construction , $159 , 2% Consumer , $4 , 0% Other(2) , $17 , 0% Loan Portfolio by Asset Class 4Q22 ($ in millions) California $7,608 71% Florida $1,083 10% Texas , $451 , 4% Hawaii , $44 , 1% Nevada , $104 , 1% Other $1,436 13% Loan Portfolio by State 4Q22 ($ in millions) Loan Portfolio Overview $10,726 Total Loans 4 Q22 Yield on Loans: 4. 34% 11 1) Commercial Business asset class includes C&I and Commercial Owner Occupied CRE Loans. 2) Other includes premiums, discounts and deferred fees and expenses on all loans. $10,726 Total Loans Diversification by asset class and geography/state

Copyright © 2023 First Foundation Inc. All Rights Reserved California , $1,818 , 52% Florida , $327 , 9% Texas , $156 , 5% Hawaii , $12 , 0% Nevada , $52 , 2% Other , $1,103 , 32% Commercial Business Loans 4Q22 ($ in millions) Loan Portfolio by Geographic Distribution $ 5,342 Total Loans 12 $ 720 Total Loans $ 1,016 Total Loans $3,468 Total Loans ▪ Texas and Florida markets continue to be a focus for growth. ▪ Texas originations totaled $ 329 million during 2022 including $ 129 million in commercial business, $ 194 million in multifamily and $6 million in land and construction. ▪ Florida originations totaled $170 million during 2022 including $64 million in NOO CRE, $74 million in commercial business, $20 million in single family, $9 million in multifamily, and $3 million in land and construction. ▪ Closed acquisition of TGR Financial in December 2021, providing $1.1 billion of loans and 36 lending employees. California , $4,663 , 87% Florida , $90 , 2% Texas , $264 , 5% Hawaii , $2 , 0% Nevada , $35 , 1% Other , $287 , 5% Multifamily Loans 4Q22 ($ in millions) California , $256 , 35% Florida , $422 , 59% Texas , $22 , 3% Hawaii , $1 , 0% Nevada , $5 , 1% Other , $14 , 2% NOO CRE Loans 4Q22 ($ in millions) California , $821 , 81% Florida , $125 , 12% Texas , $2 , 0% Hawaii , $29 , 3% Nevada , $11 , 1% Other , $28 , 3% Single Family Loans 4Q22 ($ in millions)

Copyright © 2023 First Foundation Inc. All Rights Reserved $1,844 $1,932 $2,493 $3,913 $5,8 … $1,213 $849 $676 $551 $555 $559 $0 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 4Q21 4Q22 2018 2019 2020 2021 2022 ▪ FFB has been able to obtain scale and efficiencies of a larger origination platform due to consistent loan sales. ▪ Proven ability to manage portfolio mix. ▪ Deep relationships with multifamily borrowers with 58% of originations in 2022 sourced directly from borrowers (no broker involvement). ▪ Quarterly originations in 4Q22 of $849 million at a weighted average rate of 5.72% compared to 4.63% in 3Q22. Strong Originations Plus Consistent Loan Sales Originations ($ in millions) $2.8Bn in Loan Sales 13 Loan Sales ($ in millions)

Copyright © 2023 First Foundation Inc. All Rights Reserved Net Loan Growth 14 3Q22 4Q22 FY 2021 FY 2022

Copyright © 2023 First Foundation Inc. All Rights Reserved $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 4Q21 4Q22 Loan Origination Composition Trend ($ in millions) Commercial Business Multifamily CRE Investment Single Family ▪ Commercial business platform provides continued diversification to the bank’s loan originations. ▪ Commercial business originations in 4Q22 of $433 million and $2.9 billion in 2022. ▪ Commercial business originations were 49% of 2022, representing a 78% increase in origination balances compared to 2021. Strong Growth in Commercial Business Originations 15 (1) 1) Includes $171 million in PPP loans. 2) Includes $56 million in PPP loans. (2) 50% 49% 41% 41% 0% 3% 8% 5% 1% 2% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2021 2022 Origination Composition Commercial Business Multifamily CRE Investment Single Family Other

Copyright © 2023 First Foundation Inc. All Rights Reserved Public Administration 30% Finance and Insurance 27% Real Estate and Rental and Leasing 7% Manufacturing 6% Construction 5% Professional, Scientific, and Technical Services 4% Wholesale Trade 3% Admin, and Waste Management and Remediation Services 3% Other Services (except Public Administration) 2% Accommodation and Food Services … Retail Trade 2% Other(1) 9% Commercial Portfolio by Industry Sectors 4Q22 Diversified Commercial Business Portfolio No sector comprises more than 30% of the portfolio. 1) No individual sector within “Other” category is larger than 2.1%. 16 86% of commercial business portfolio is not commercial real estate. $3,468 Total Loans $3,468 Total Loans CRE Own Occ 13% Commercial Term 16% Commercial Line of Credit 33% Equipment Finance 7% SBA 7A 0% SBA Own Occ CRE 1% SBA PPP 0% Municipal Financing 30% Commercial Portfolio by Facility Type 4Q22

Conservative Portfolio of Residential Loans

Multifamily Loan Characteristics[1]	
Average Loan Size	$3.29 Million
Average LTV[2]	54%
Average DSCR[3]	1.42x
% Delinquent	0.00%

Single Family Real Estate Loan Characteristics[1]	
Average Loan Size[5]	$664k
Average LTV[2]	49%
Median FICO[4]	763
% Delinquent	0.31% (0.29% as of 3Q22)

- High credit quality with consistently low LTVs for both multifamily and single family loans and strong DSCR ratios on multifamily loans.
- Conservative underwriting to in-place rents and higher of market or actual vacancy and expenses.
- No multifamily charge-offs since FFB's creation in 2007.
- Strong single family borrower characteristics with high FICO scores and larger loan balances.

1) Data as of December 31, 2022, unless otherwise noted.
2) Loan-to-Value ("LTV") at time of origination.
3) Debt Service Coverage Ratio ("DSCR") represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property's Net Operating Income ("NOI") at time of origination.
4) Median FICO based on the lowest median score of the borrowing entities associated with each loan at time of origination. FICO data at time of origination not available on ~6% of portfolio related to loans originated by acquired banks.
5) Excludes zero balance HELOCs.

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

17

Our Multifamily Expertise

The Bank has been originating multifamily loans since 2008 with zero losses to date on its portfolio.

Product Overview – Essential Housing Focus

- Primary focus is on small balance (average size of $3.3 million) loans on non-luxury **Essential Housing** apartment stock
    - Average property has **22 units**
    - Buildings tend to be older and smaller in size with over 60% of properties built between 1950-1980 catering towards at or below median income earners
    - Approx. 68% of the $2.4B originations in 2022 were **rent controlled** and on average 14% below market, providing potential upside in rents if units turn over
- Loans are generally fixed for 3-,5-,7- and 10- year periods
    - Weighted average life of portfolio is 3.9[1] years
- 30-year maturity with 30-year amortization







Conservative Underwriting

- Conservative underwriting to the lower of in-place rents or market and the higher of market or actual vacancy and expenses
    - No credit is given for future or pro forma figures for rents
- Loan amounts are underwritten to DSCRs using a qualifying rate that is higher than the initial rate for 3- and 5-year fixed loans
    - 7 and 10 year fixed are underwritten to the initial start rate
- Interest only options for lower LTV and higher DSCR properties with strong sponsorship
    - All IO loans underwritten to a fully amortizing DSCR
- Sponsors are required to meet minimum liquidity requirements of 6-12 months principal, interest, taxes and insurance, and a minimum of 10% of the loan amount

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

Geographic Exposure

Multifamily Loans 4Q22
($ in millions)


California, $4,663 , 87%
Vast majority of the portfolio is in rent controlled markets within California
$5,342 Total Loans
Florida, $90 , 2%
Texas, $264 , 5%
Hawaii, $2 , 0%
Nevada, $35 , 1%
Other, $287 , 5%

Exposure by Top 10 Counties	(000s)	%
Los Angeles (CA)	$2,702,785	50.6%
Orange (CA)	$444,720	8.3%
San Diego (CA)	$396,553	7.4%
San Francisco (CA)	$255,363	4.8%
Alameda (CA)	$229,267	4.3%
Santa Clara (CA)	$157,508	2.9%
Maricopa (AZ)	$139,009	2.6%
Sacramento (CA)	$104,778	2.0%
Bexar (TX)	$97,098	1.8%
San Mateo (CA)	$85,568	1.6%
Top 10 Counties Total	**$4,612,649**	**86.4%**
Portfolio Total	**$5,341,596**	**100.0%**

1) WA Life per Moody's Analytics CMM/Impairment Studio reporting as of 12.31.2022

18

Industry Trends: Essential Housing – Well Positioned for Credit Cycle

Majority of the Bank's multifamily portfolio is focused on non-luxury "Essential Housing" (Class B and C) apartments which exhibit high barriers to entry for new stock versus high-end luxury Class A properties.

Apartment Stock Nationwide YoY Growth



Essential Housing has experienced substantially less supply growth than Class A averaging between 1-2% per year
Significantly more supply growth in Class A
Essential Housing (Class B & C)
Class A
Class B
Class C
Total Stock
Class A Share of Total Stock

Source: Costar and AEW Research. "Essential Housing". April 2021

- High barrier to entry for new development in many of the bank's primary markets such as Southern California.
- High construction costs, zoning complexities, parking restrictions, etc. all add to the overall high-cost structure for development, skewing new supply towards higher targeted rental rate Class A properties and less towards Essential Housing.
- Given the gap between essential housing inventory and below median income renters, occupancy rates in essential housing have remained quite strong.

Essential Housing Inventory vs Low Income Renters



Low vacancy because there are simply not enough units
Significantly more demand than supply for last 20 years
Class B&C - Essential Housing
Below Median Income Renter Households

Source: Costar, Census, and AEW Research. "Essential Housing". April 2021

Apartment Occupancy by Class



Essential Housing (Class B & C)
Class A
Class B
Class C

Source: Costar and AEW Research. "Essential Housing". April 2021

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

19

Copyright © 2023 First Foundation Inc. All Rights Reserved Industry Trends: Top Performing Asset Class Multifamily loans have historically been the best performing of all real estate loan types Source: SNL Data; FDIC Call Report Note: Charge off rate weighted the loan balance of each bank’s associated asset class. Only includes California headquartere d c ommercial and savings banks. 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Charge offs by Loan Type for CA - Based Banks Single Family Multifamily NOO CRE Commercial and Industrial 20 Average Charge off Rate (2009-9.30.22) Multifamily 0.19% Single Family 0.23% NOO CRE 0.30% Commercial and Industrial 0.70%

Copyright © 2023 First Foundation Inc. All Rights Reserved Public Finance: Low Historical Defaults for the Industry The average five - year municipal default rate since 2011 was 0.12%, compared to 0.08% from 1970 to 2020, according to Moody’s Analytics providing for infrequent defaults and strong stability in the asset class. Source: Moody’s Investor Service: US Municipal bond defaults and recoveries, 1970 - 2020. 21

Copyright © 2023 First Foundation Inc. All Rights Reserved 0.31% 0.21% 0.20% 0.30% 0.14% 0.13% 0.30% 0.24% 0.25% 0.39% 0.11% 0.10% 0.51% 0.55% 0.47% 0.55% 0.50% 0.41% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% YE 2017 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Non - Performing Loans and Assets FFB NPAs/Assets FFB NPLs/Loans Peer NPLs/Loans(1)(2) 1) UPBR peer group includes commercial banks with assets between $3 billion and $10 billion for data through 3Q21. Starting in 4 Q21 peer group includes commercial banks with assets between $10 and $100 billion. 2) Ratio defined as Total loans and leases on nonaccrual status divided by total loans and leases. 3) Ratio defined as loan and lease charge - off, net of recoveries divided by average total loans and leases. 4) Peer group data based on the most recently available UBPR report of 3Q22. Strong Credit Quality 22 (4) (4) FFB NCO Average , 0.02% Peer NCO Average , 0.09% -0.01% 0.09% 0.19% 0.29% 2017 2018 2019 2020 2021 2022 4Q22 Net Charge - offs (NCOs)/Average Loans FFB NCOs/Average Loans Peer NCOs/Average Loans(1)(3) FFB NCO Average Peer NCO Average Peer Average 4.8x FFB

Copyright © 2023 First Foundation Inc. All Rights Reserved Deposits 23

Copyright © 2023 First Foundation Inc. All Rights Reserved Significant Growth in Commercial and Retail Deposits 4Q 22 Cost of Deposits: 1.47% $10,363 Total Deposits 24 Brokered deposits make up a smaller % of total deposits than three years ago Noninterest - bearing deposits make up 26% of deposit base $2,737 26% $2,569 25% $3,178 31% $1,879 18% Noninterest-Bearing Demand Interest-Bearing Demand Money Market & Savings Deposits by Type 4Q22 ($ in millions) $2,247 $2,285 $2,808 $5,318 $4,146 $0 $550 $414 $789 $1,029 $1,251 $2,230 $2,989 $4,047 $1,257 $1,208 $326 $90 $1,381 $4,533 $4,891 $5,913 $8,812 $10,363 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Deposits by Channel 4Q22 ($ in millions) Branch Digital Brokered Deposits as a % of Total Deposits 27.7% 24.7% 5.5% 1.0% 13.3%

Copyright © 2023 First Foundation Inc. All Rights Reserved California , $1,382 , 50% Florida , $390 , 14% Texas , $549 , 20% Hawaii , $15 , 1% Nevada , $20 , 1% Other , $381 , 14% Noninterest - Bearning Deposits 4Q22 ($ in millions) California , $2,533 , 33% Florida , $1,941 , 26% Texas , $108 , 1% Hawaii , $288 , 4% Nevada , $73 , 1% Other , $2,684 , 35% Interest - Bearing Deposits 4Q22 ($ in millions) California , $2,456 , 38% Florida , $1,715 , 27% Texas , $612 , 9% Hawaii , $39 , 1% Nevada , $252 , 4% Other , $1,350 , 21% Core Business Deposits 4Q22 ($ in millions) Deposits by Geographic Distribution 25 $2,737 Total Non - IB Deposits ▪ First retail Texas branch opened in May 2022 in Plano. ▪ Closed acquisition of TGR Financial in December 2021, providing $2.2 billion of deposits. ▪ Florida ranks 2 nd and Texas 3 rd for total number of accounts raised from our nationwide digital bank channel. $7,626 Total IB Deposits $ 6 ,424 Total Business Deposits

Copyright © 2023 First Foundation Inc. All Rights Reserved Core Deposits Account for 87% of all Deposits 26 Core deposits increased from 76% to 87% of total deposits over the last four years 1) Total deposits excluding brokered deposits divided by total deposits. 2) Brokered deposits plus FHLB borrowings divided by total deposits plus FHLB borrowings plus customer repurchase agreements. Reduction in wholesale funding compared to four years ago $3,684 $5,587 $8,722 $8,982 $1,208 $326 $90 $1,381 $733 $255 $805 $172 $5,624 $6,168 $8,978 $11,339 35% 19% 0% 5% 10% 15% 20% 25% 30% 35% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 $12,000 4Q19 4Q20 4Q21 4Q22 Funding Summary 4Q22 ($ in millions) Customer Repurchase Agreements FHLB Borrowings Brokered Deposits Core Deposits Total Wholesale Funding Ratio(2) $3,684 $5,587 $8,722 $8,982 75% 87% 65% 70% 75% 80% 85% 90% 95% 100% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 4Q19 4Q20 4Q21 4Q22 Core Deposits 4Q22 ($ in millions) Core Deposits Core Deposit Ratio(1)

Copyright © 2023 First Foundation Inc. All Rights Reserved Commercial Deposits Are Significant Source of Funding 27 Commercial business deposits continue to be main source of core funding: 1031 Exchanges, Title and Escrow, MSRs, HOAs Business 73% Business 72% Personal 27% Personal 28% 3Q22 4Q22 Core Deposits By Client Type

Copyright © 2023 First Foundation Inc. All Rights Reserved Launched digital consumer deposit channel in 3Q 2019 ▪ Online savings – 2019 ▪ Online CDs – 2020 ▪ Online checking – 2020 ▪ Online money market – 2022 ▪ Balances: $789 million at 12/31/2022 ▪ 31% growth quarter over quarter ▪ Good granularity of clients: ~ 9,100 ▪ Over 90% new clients ▪ Reaching new, younger client audience ▪ Strong retention experience when dropping rates ▪ Low costs to obtain and service ▪ Expanded digital experience into our retail branches to include paperless onboarding and in branch support for online opening Account Data Products Benefits 28 Digital Deposit Channel Success Gen Z (18 - 25) 8% Millennial (26 - 40) 36% Gen X (41 - 55) 24% Baby Boomer (56 - 76) 29% Silent Gen (77 - 93) 3% Number of Accounts by Generation 4Q22 68% of digital bank clients are younger than Baby Boomers 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 $0 $200 $400 $600 $800 $1,000 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Growth Driven by Digital Marketing Strategy ($ in millions) Account Balance Number of Accounts

Copyright © 2023 First Foundation Inc. All Rights Reserved Wealth Management and Trust 29

Copyright © 2023 First Foundation Inc. All Rights Reserved In - House Expertise to Serve Clients Wealth Planning • Lead with planning • Entry point to client’s total financial picture Asset Allocation • Manage custom investment strategies to serve clients across the risk and return spectrum • Utilizes a mix of equities, fixed income, real estate, and alternative assets • Open architecture Portfolio Construction • Conduct due diligence • Create custom portfolios to match clients’ goals • Monitor, report, and adjust as necessary INVESTMENT MANAGEMENT PHILANTHROPY SERVICES WEALTH PLANNING TRUST SERVICES ASSET ALLOCATION LEGACY PLANNING Key Characteristics ▪ Lead with sophisticated financial planning to address client needs ▪ Open architecture investment philosophy with mix of stocks, bonds, mutual funds, ETFs, private equity, REITs, and separately managed accounts ▪ In - house investment capabilities with strong performance ▪ Fee - only model (vs. commission - based brokerage) with avg. fee of 60 to 70 bps ▪ Significant cross promotion opportunities with bank, trust, and philanthropy services ▪ Ability to deepen relationship with multiple generations of the family because of trust and philanthropy business ▪ 100% of new Assets Under Management (AUM) and Assets Under Advisement (AUA) through organic growth, more stable than M&A ▪ Presence in affluent communities throughout CA such as Pasadena, San Diego, West Los Angeles, Orange County, in addition to expanding into Naples, FL in 1Q22 ▪ Combined Advisory and Trust business pre - tax profit margin of 32% (1) in 4Q22 (22% in 2022) Comprehensive Offering for High - Net - Worth Clients 30 1. Margin in 4Q22 impacted by a one - time a decrease of $1.3 million in compensation and benefits in the fourth quarter due to the r eversal of accruals for incentive compensation.

Copyright © 2023 First Foundation Inc. All Rights Reserved Loyal Clients and Growing Assets Profile of Client Growth ▪ Target client of $3 million to $ 50 million in investible assets ▪ Clients are high - net - worth individuals and families (as opposed to institutional) ▪ Serve as central point of contact for clients’ financial matters ▪ Average size of new clients is increasing as model attracts higher net worth clients ▪ New client referrals through centers of influence (COIs) and partner channels, which is difficult for other RIAs to replicate ▪ 30+ year track record of building relationships with COIs – shows trust in ability to serve complex client cases ▪ Client referrals from existing clients – shows loyalty across clients 31 $3,935 $4,438 $4,927 $5,681 $4,985 $742 $888 $1,105 $1,345 $1,276 $4,677 $5,327 $6,032 $7,026 $6,261 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Wealth Management AUM and Trust AUA ($ in millions) FFA AUM Trust AUA Stable organic growth

Copyright © 2023 First Foundation Inc. All Rights Reserved Profitability 32

Copyright © 2023 First Foundation Inc. All Rights Reserved $155.6 $170.0 $196.6 $233.3 $318.7 $62.0 $74.7 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2018 2019 2020 2021 2022 4Q21 4Q22 Net Interest Income ($ in millions) Strong Net Interest Income Growth 33 (1) 1) Cost of interest bearing liabilities excludes the positive impact of non - interest bearing deposits. $5,200 $5,921 $6,498 $7,409 $10,938 $12,204 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 4Q22 Average Interest - Earning Assets ($ in millions) Loans Securities Other 3.57% 3.45% 3.39% 3.22% 3.31% 3.19% 3.50% 3.84% 4.12% 3.19% 3.16% 3.20% 3.07% 3.17% 3.00% 3.18% 3.10% 2.45% 0.60% 0.45% 0.35% 0.28% 0.26% 0.32% 0.54% 1.23% 2.52% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Net Interest Margin Earning Assets Yield Net Interest Margin

Copyright © 2023 First Foundation Inc. All Rights Reserved 57% 20% 23% Recurring (1) Noninterest Income Breakdown 2022 Investment advisory fees Trust and consulting fees ▪ Proven ability to generate consistent growth of noninterest recurring fee income. ▪ Fee income diversifies First Foundation’s operating revenue stream with 14% generated from recurring noninterest income for 2022. Attractive Noninterest Fee Income 34 $50.5 Million 1) Recurring revenue includes all noninterest income excluding revenue in the “other” category. $24.4 $23.1 $23.4 $28.4 $29.0 $7.5 $6.5 $4.3 $5.6 $6.1 $7.6 $9.8 $2.1 $3.2 $5.3 $7.7 $9.6 $10.9 $11.7 $2.8 $3.2 $0.4 $4.2 $15.1 $21.5 $0.0 $34.4 $40.6 $54.2 $68.4 $50.5 $12.4 $12.9 $0 $10 $20 $30 $40 $50 $60 $70 2018 2019 2020 2021 2022 4Q21 4Q22 Recurring (1) Noninterest Income Growth ($ in millions) Investment advisory fees Trust and consulting fees Loan and deposit fees Gain on sale of loans

Copyright © 2023 First Foundation Inc. All Rights Reserved Efficient Operating Platform ▪ Levering its investments in personnel and technology, FFB has consistently lowered its noninterest expense to average assets and is currently operating at a significant advantage to peers. 1) See “Non - GAAP Measurements” slide on page 48. 2) Uniform Bank Performance Report (“UBPR”) Peer group includes commercial banks with assets between $3 billion and $10 billion for data through 3Q21. Starting in 4Q21 peer group includes commercial banks with assets between $10 and $100 billion. Peer group data based on the most recentl y a vailable UBPR report of 3Q22. 35 81 bps  1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Noninterest Expense / Average Assets FFB Total(1) FFB Excluding customer service(1) Bank Peer group(2)

Copyright © 2023 First Foundation Inc. All Rights Reserved Consistent Earnings Growth While Investing in the Future ▪ P er f o r man c e d r iv en b y g r o wt h in loa n s , d e p o s its, and as s ets und er man a g em en t. ▪ Sca l a b le bu si n e s s m od el w i th sig n i f i c ant exp en s e le v er a ge. 1) See “Non - GAAP Measurements” slide on page 46. 36 $60.0 $79.4 $118.8 $151.3 $149.8 $32.3 $20.9 $- $20 $40 $60 $80 $100 $120 $140 $160 $180 2018 2019 2020 2021 2022 4Q21 4Q22 Income Before Taxes ($ in millions) 11.0% 11.9% 15.5% 16.9% 13.0% 13.4% 8.8% 2018 2019 2020 2021 2022 4Q21 4Q22 Return on Average Tangible Common Equity (1)

Copyright © 2023 First Foundation Inc. All Rights Reserved Track Record of Delivering Consistent Profitability 37 1) See “Non - GAAP Measurements” slide on page 46. 2) See “Non - GAAP Measurements” slide on page 47. 0.81% 0.91% 1.26% 1.42% 0.96% 1.15% 0.55% 2018 2019 2020 2021 2022 4Q21 4Q22 Return on Average Assets 11.0% 11.9% 15.5% 16.9% 13.0% 13.4% 8.8% 2018 2019 2020 2021 2022 4Q21 4Q22 Return on Average Tangible Common Equity (1) 63.3% 60.8% 49.3% 47.5% 58.6% 51.0% 70.9% 2018 2019 2020 2021 2022 4Q21 4Q22 Efficiency Ratio (2) $1.01 $1.25 $1.88 $2.41 $1.96 $0.51 $0.31 2018 2019 2020 2021 2022 4Q21 4Q22 Diluted Earnings Per Share

Copyright © 2023 First Foundation Inc. All Rights Reserved Superior per Share Value While Expanding its Size 38 7.5% 11.0% Bank Index FFI Revenue per Share FFI Outperformance of 46% 9.2% 18.2% Bank Index FFI PPNR per Share 7.5% 8.4% Bank Index FFI TBV per Share + Dividends per Share FFI Outperformance of 97% FFI Outperformance of 12% FFI Outperformance of 207% ▪ Since follow - on equity offering in Q3 2015, FFI has kept best in class per share CAGRs while substantially grown its loan portfolio Notes: • CAGRs calculated from September 30, 2015 to September 30, 2022. • Bank Index metrics are obtained through market capitalization weighting for all banks of the Nasdaq Regional Bank Index (KRX). 9.8% 30.1% Bank Index FFI Loans

Copyright © 2023 First Foundation Inc. All Rights Reserved Why First Foundation Financial Performance ▪ Strong and stable revenue from core operations ▪ Recurring non - interest revenue from in - house wealth management and trust operations ▪ Diversified and high - quality loan growth ▪ Growing profitability ▪ Track record of strong investor returns Valuable Business Model ▪ Commercial banking model augmented with wealth management and trust expertise ▪ Organic growth strategy complemented by strategic acquisitions ▪ Valuable client base with cross promotion opportunities. Strong presence in geographic markets with high household income ▪ Technology - centric infrastructure to enhance the client experience and drive efficiency Leadership and Culture ▪ Experienced and proven management team ▪ Talented workforce with client - centric culture ▪ Significant insider ownership aligned with shareholders’ interests Credit Quality ▪ Conservative credit culture driving superior asset quality ▪ Very low non performing assets ▪ Low to minimal historical charge - offs ▪ Well capitalized 39

Copyright © 2023 First Foundation Inc. All Rights Reserved Appendix 40

A Tradition of Serving Our Clients

History of First Foundation

1990 – The Keller Group was created as an RIA to provide private wealth management services

2004 – Created services to meet the needs of individuals, families, and businesses.

2007 – First Foundation Bank was created as a de novo banking charter.

2008 – Philanthropy Services are added to complement HNW business.

2010 – First Foundation is adopted as the name for all affiliates.

2011 – First Foundation San Diego Office opens for business.

2012 – First Foundation Bank acquires Desert Commercial Bank.

First Foundation West Los Angeles opens for business.

2013 – First Foundation Las Vegas Office opens for business.

First Foundation begins offering trust services.

2014 – First Foundation lists shares on NASDAQ Global Stock Market under ticker "FFWM"

2015 – First Foundation enters Hawaii market through acquisition of Pacific Rim Bank.

2016 – First Foundation Bank opens offices in Laguna Hills and Seal Beach.

2017 – First Foundation expands into Sacramento, Auburn, and Roseville through acquisition of Community 1st Bancorp

2018 – First Foundation expands in LA with office in Palos Verdes Estates through acquisition of PBB Bancorp

2020 – First Foundation enhances digital offering through partnership with leading FinTech provider.

2021-22 – Relocation of Principal Executive Office to Dallas, TX.
Expands into Florida through acquisition of TGR Financial.

The path First Foundation Inc. has taken to provide banking, trust, financial planning, investment management, estate and legacy planning and consulting services to our clients, all under one roof and all under this level of care, is a path not often traveled. But we prefer it this way. At First Foundation Inc., we've never taken the easy path, but we've always chosen the right one – for our clients, our communities, and our stakeholders.

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

Industry Recognition

A sampling of awards and accolades received

B | RILEY Securities

2021 Vision List – Outperforming Stock
First Foundation Inc. (FFWM) made B Riley's Vision List which is a list of the top-24 stocks across all industries selected by analysts to outperform the small-cap benchmark Russell 2000 Index in the current year. Each year analysts are tasked to identify a single, immutable pick to outperform based on a set of defined criteria.

Model Bank Employee Enablement
First Foundation Bank was recognized as a Model Bank for Employee Enablement by Celent as we developed an integrated back-end and front-end data warehouse and employee intranet designed to keep everything connected and in sync.

2021 Civic 50
First Foundation was included in the OneOC Civic 50 list, which is compiled annually to spotlight those companies who are civic-minded within the communities they serve.

BARRON'S

Barron's Top 100 Independent Advisors
America's top independent financial advisors, as identified by Barron's. The ranking reflects the volume of assets overseen by the advisors and their teams, revenues generated for the firms, and the quality of the advisors' practices.

PIPER | SANDLER

Bank & Thrift Sm-All Stars Class of 2022: FFWM
The Sm-All Stars represent the top performing small-cap banks and thrifts in the country. This is the third time FFWM was one of 35 banks chosen. According to Piper Sandler, banks selected have superior performance metrics in growth, profitability, credit quality and capital strength.

S&P Global

Best Performing Bank in 2021 with Assets Greater than $10B
First Foundation Bank ranked as the 6th best performing bank in 2021 with assets greater than $10B. S&P Global Market Intelligence calculated score for each bank on six key metrics.

Gallagher

Best-in-Class for HR Management
Gallagher, a global human resources consulting firm, has awarded our team with an award for Best-in-Class for HR Management from their 2019 Benefits Strategy and Benchmarking Survey.

CNBC

CNBC FA 100
The CNBC FA 100 recognizes the advisory firms that top the list when it comes to offering a comprehensive planning and financial service that helps clients navigate through their complex financial life.

BankDirector.com

Bank Director Best Small Regional Bank
First Foundation Bank (FFB) was selected as the Top 4 small regional bank in the nation in the most recent ranking by Bank Director. The list selected the top 10 banks in each peer group based on several metrics provided by S&P Global Market Intelligence as of year-end 2020 and then studied and ranked each bank further for its performance.

Featured in the Media

First Foundation is a contributor to the media on important topics related to our industry

WALL STREET JOURNAL | CNBC | BARRON'S | MarketWatch

FIRST FOUNDATION

See disclosures at: https://www.firstfoundationinc.com/important-disclosure-information.

Copyright © 2023 First Foundation Inc. All Rights Reserved

42

Copyright © 2023 First Foundation Inc. All Rights Reserved Selected Financial Information Financial Highlights : As of for FY2022 Loans $10.7 Billion Revenue: $367 Million Deposits $10.4 Billion Net Income: $111 Million Total Assets $13.0 Billion ROAA 0.96% FFA AUM & Trust AUA AUA $6.3 Billion ROATCE (3) 13.0% TBV per share (2) $16.20 Efficiency Ratio (1) 58.6% Growth Loan production : 2020 – $2.49 billion; 2021 – $3.91 billion; 2022 – $5.8 billion Deposit growth: 2020 – $1.02 billion; 2021 – $2.90 billion; 2022 – $1.6 billion AUM & AUA growth: 2020 – $ 705 million; 2021 – $ 994 million ; 2022 – ($765) million Revenue growth: 2020 – 19%; 2021 – 21%; 2022 – 21% Net Income growth: 2020 – 50%; 2021 – 30%; 2022 – 1% 1) See “Non - GAAP Measurements” slide on page 47. 2) See “Non - GAAP Measurements” slide on page 49. 3) See “Non - GAAP Measurements” slide on page 46. 43

Copyright © 2023 First Foundation Inc. All Rights Reserved ▪ Allowance for Credit Loss of 31 bps of loans held for investment includes a net increase of $831 thousand in 4Q22 as a result of a $414 thousand specific reserve release related to PCD loans from prior acquisitions, offset by an increase in allowance of $408 thousand related to impaired loans and an increase of $837 thousand related to the remaining loan portfolio, mainly due to an increase in loan balances. ▪ Net decrease to allowance for credit losses for securities of $80 thousand in 4Q22, representing 95 bps of securities as a result of changes in expected cash flows on interest - only strip securities due to changes in the interest rate environment and prepayment speeds offset by lower securities balances. ▪ Probability of Default (“PD”) and Loss Given Default (‘LGD”) term structure approach for majority of loan portfolio (96% of Non - PCD portfolio) with Loss Rate approach for remainder of Non - PCD loan portfolio. ▪ PCD loans associated with the TGR Financial acquisition were individually assessed for credit losses based on methodologies consistent with the CECL standards. ▪ Reasonable and supportable forecast period of 2 years using a weighting of Moody’s consensus and alternative economic scenarios. ▪ Reversion to long run historical PDs and LGDs after 2 year period. ▪ Management expects key drivers of provisioning and reserving under CECL standard going forward to include: ▪ Replenishment of reserves for net charge - offs ▪ Change in portfolio size and composition ▪ All other macroeconomic variables and loan level characteristics ▪ Ongoing reserve levels will continue to utilize quantitative and qualitative information CECL Methodology Reserves Ongoing Impact 44 Current Expected Credit Losses (“CECL”)

Copyright © 2023 First Foundation Inc. All Rights Reserved Balance Sheet and Equity Capital 1) See “Non - GAAP Measurements” slide on page 49. 2) Regulatory capital ratios for 4Q22 are preliminary until filing of our December 31, 2022 FDIC call report. FFI holding company ratios not yet available. 45 8.26% 8.22% 8.98% 8.53% 8.59% 8.39% 8.25% 8.93% 8.43% YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Tier I Leverage Ratio (2) FFB FFI $10.33 $11.57 $13.44 $14.92 $16.20 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 FFI TBV Per Share (1) 8.01% 8.31% 8.75% 8.44% 7.13% YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 FFI TCE/TA (1) 10.99% 11.12% 12.25% 12.04% 11.01% 11.16% 11.15% 12.17% 11.90% YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 Total Risk Based Capital Ratio (2) FFB FFI N A N A

Non-GAAP Return on Average Tangible Common Equity (ROATCE), Adjusted Return on Average Assets and Net Income

Return on average tangible common equity was calculated by excluding average goodwill and intangibles assets from the average shareholders' equity during the associated periods. Adjusted net income available to common shareholders includes various adjustments to net income and the associated tax effect of those adjustments during the associated periods. Adjusted return on average assets represents adjusted net income available to common shareholders divided by average total assets.

The table below provides a reconciliation of the GAAP measure of return on average equity to the non-GAAP measure of return on average tangible common equity. The table below also provides a reconciliation of the GAAP measure of return on average assets to the non-GAAP measure of adjusted

($ in thousands)						Three Months Ended,	
	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	12/31/2021	12/31/2022
Average shareholders' equity	$ 474,256	$ 585,728	$ 649,031	$ 759,101	$ 1,100,684	$ 844,089	$ 1,128,276
Less: Average goodwill and intangible assets	69,177	98,291	96,209	104,355	222,393	126,002	222,062
Average tangible common equity	$ 405,080	$ 487,437	$ 552,823	$ 654,746	$ 878,291	$ 718,087	$ 906,214
Average total assets	5,300,243	6,156,739	6,690,422	7,733,279	11,456,932	8,313,123	12,728,499
Net Income	$ 42,958	$ 56,239	$ 84,369	$ 109,511	$ 110,512	$ 23,876	$ 17,354
Adjustments:							
Plus: Amortization of intangible assets expense	2,043	2,291	1,895	1,579	1,914	365	454
Plus: Valuation loss on equity investment	-	-	-	-	6,250	-	6,250
Less: Incentive compensation reversal	-	-	-	-	(4,150)	-	(4,150)
Less: Merger Related costs	-	-	-	-	(36)	-	-
Plus: Professional service costs	-	-	-	-	971	-	971
Total Adjustments	2,043	2,291	1,895	1,579	4,949	365	3,525
Less: Tax effect on amortization of intangible assets expense	(592)	(664)	(550)	(458)	(1,400)	(106)	(987)
Adjusted Net Income (loss) available to common shareholders	$ 44,408	$ 57,866	$ 85,714	$ 110,632	$ 114,061	$ 24,135	$ 19,892
Tax rate utilized for calculating tax effect on amortization of intangible assets expense	29%	29%	29%	29%	28%	29%	28%
Return on average equity[1]	**9.1%**	**9.6%**	**13.0%**	**14.4%**	**10.0%**	**11.3%**	**6.2%**
Return on average tangible common equity[2]	**11.0%**	**11.9%**	**15.5%**	**16.9%**	**13.0%**	**13.4%**	**8.8%**
Return on average assets[3]	**0.81%**	**0.91%**	**1.26%**	**1.42%**	**0.96%**	**1.15%**	**0.55%**
Adjusted return on average assets[4][5]	**0.84%**	**0.94%**	**1.28%**	**1.43%**	**1.00%**	**1.16%**	**0.63%**

1) Annualized net income divided by average shareholders' equity.
2) Annualized adjusted net income available to common shareholders divided by average tangible common equity.
3) Annualized net income divided by average assets.
4) Annualized adjusted net income divided by average assets.
5) Non-GAAP measure.

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

46

Non-GAAP Efficiency Ratio

Efficiency ratio is a non-GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of adjusted noninterest expense to adjusted revenue.

The table below provides a calculation of the non-GAAP measure of efficiency ratio:

						Three Months Ended,	
($ in thousands)	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	12/31/2021	12/31/2022
Total noninterest expense	$ 127,075	$ 129,594	$ 125,778	$ 148,086	$ 216,589	$ 39,564	$ 59,824
Less: Amortization of intangible assets expense	(2,043)	(2,291)	(1,895)	(1,579)	(1,914)	(365)	(454)
(Less)/Plus: Merger-related expense	(3,794)	-	-	(2,606)	36	(1,056)	-
Less: Professional service costs	-	-	-	-	(971)	-	(971)
Less: FDIC insurance expense refund	-	1,211	-	-	-	-	-
Less: Incentive Compensation Reversal	-	-	-	-	4,150	-	4,150
Adjusted Noninterest expense	**$ 121,238**	**$ 128,514**	**$ 123,883**	**$ 143,901**	**$ 217,890**	**$ 38,143**	**$ 62,549**
Net interest income	$ 155,610	$ 169,954	$ 196,644	$ 233,284	$ 318,690	$ 61,958	$ 74,719
Plus: Total noninterest income	35,771	41,776	54,647	70,453	48,234	13,830	7,223
Plus: Valuation loss on equity investment	-	-	-	-	6,250	-	6,250
Less: Net gain (loss) from other real estate owned	-	(742)	-	-	-	-	-
Less: Net gain (loss) from securities	-	316	-	-	-	-	-
Less: Net gain on other equity investments	-	-	-	(1,069)	-	(1,069)	-
Less: Net gain on sale-leaseback	-	-	-	-	(1,111)	-	-
Adjusted Revenue	**$ 191,381**	**$ 211,304**	**$ 251,291**	**$ 302,668**	**$ 372,063**	**$ 74,719**	**$ 88,192**
Efficiency Ratio	**63.3%**	**60.8%**	**49.3%**	**47.5%**	**58.6%**	**51.0%**	**70.9%**

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

47

Non-GAAP Noninterest Expense to Average Assets Ratio

Noninterest expense to average asset ratio is a non- GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of noninterest expense less amortization of intangible assets expense to the average assets during the associated periods for First Foundation Bank. We believe this non-GAAP measure is important to investors and provides meaningful supplemental information regarding the performance of the Company. This non-GAAP measure should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies.

The table below provides a calculation of the non-GAAP measure of noninterest expense to average assets for FFB:

($ in thousands)	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Noninterest Expense to Average Assets Ratio										
Total noninterest expense	$ 24,949	$ 25,784	$ 28,579	$ 28,868	$ 31,488	$ 32,440	$ 40,101	$ 42,032	$ 53,571	$ 52,915
Less: Amortization of intangible assets expense	(445)	(439)	(432)	(410)	(372)	(365)	(509)	(491)	(459)	(454)
(Less)/Plus: Merger-related expense	-	-	-	(1,166)	(384)	(1,056)	36	-	-	-
Less: Professional service costs	-	-	-	-	-	-	-	-	-	(971)
Plus: Bonus Accrual Adjustment	-	-	-	-	-	-	-	-	-	2,850
Less: FDIC insurance expense refund	-	-	-	-	-	-	-	-	-	-
Less: One-time Impairment of Interest Only Strip	-	-	-	-	-	-	-	-	-	-
Adjusted Noninterest expense	**$ 24,504**	**$ 25,345**	**$ 28,147**	**$ 27,292**	**$ 30,732**	**$ 31,019**	**$ 39,628**	**$ 41,541**	**$ 53,112**	**$ 54,340**
Less: Customer service expense	(1,723)	(1,728)	(1,770)	(2,353)	(2,512)	(2,140)	(1,788)	(4,611)	(13,560)	(18,219)
Adjusted Noninterest expense exc. customer service expense	**$ 22,781**	**$ 23,617**	**$ 26,377**	**$ 24,939**	**$ 28,220**	**$ 28,879**	**$ 37,840**	**$ 36,930**	**$ 39,552**	**$ 36,121**
Average Assets	7,012,084	6,710,191	7,074,136	7,449,361	7,922,934	8,088,622	10,391,150	10,720,238	12,035,375	12,680,435
Noninterest Expense to Average Assets Ratio	**1.40%**	**1.51%**	**1.59%**	**1.47%**	**1.55%**	**1.53%**	**1.53%**	**1.55%**	**1.77%**	**1.71%**
Noninterest Expense exc. Customer Service Expense to Average Assets Ratio	**1.30%**	**1.41%**	**1.49%**	**1.34%**	**1.42%**	**1.43%**	**1.46%**	**1.38%**	**1.31%**	**1.14%**

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

48

Non-GAAP Tangible Common Equity Ratio, Tangible Book value Per Share, And Adjusted Earnings Per Share

Tangible common equity ratio, tangible book value per share, and adjusted earnings per share are non-GAAP financial measurements determined by methods other than in accordance with U.S. GAAP. Tangible common equity ratio is calculated by taking tangible common equity which is shareholders' equity excluding the balance of goodwill and intangible assets and dividing by tangible assets which is total assets excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible common equity by basic common shares outstanding, as compared to book value per share, which is calculated by dividing shareholders' equity by basic common shares outstanding. Adjusted earnings per share (basic and diluted) is calculated by dividing adjusted net income available to common shareholders by average common shares outstanding (basic and diluted). The reconciliation of GAAP net income to adjusted net income available to common shareholders is presented on slide 46 in "Non-GAAP Return on Average Tangible Common Equity (ROATCE) and Adjusted Return on Average Assets."

The table below provides a reconciliation of the GAAP measure of equity to asset ratio to the non-GAAP measure of tangible common equity ratio and the GAAP measure of book value per share to the non-GAAP measure of tangible book value per share:

($ in thousands, except per share amounts)	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	4Q22
Shareholders' equity	$ 559,184	$ 613,869	$ 695,711	$ 1,064,051	$ 1,134,378	
Less: Goodwill and intangible assets	99,482	97,191	95,296	222,125	221,835	
Tangible Common Equity	$ 459,702	$ 516,678	$ 600,415	$ 841,926	$ 912,543	
Total assets	$ 5,840,412	$ 6,314,436	$ 6,957,160	$ 10,196,204	$ 13,014,179	
Less: Goodwill and intangible assets	99,482	97,191	95,296	222,125	221,835	
Tangible assets	$ 5,740,930	$ 6,217,245	$ 6,861,864	$ 9,974,079	$ 12,792,344	
Equity to Asset Ratio	9.57%	9.72%	10.00%	10.44%	8.72%	
Tangible Common Equity Ratio	**8.01%**	**8.31%**	**8.75%**	**8.44%**	**7.13%**	
Book value per share	$12.57	$13.74	$15.58	$18.86	$20.14	
Tangible book value per share	**$10.33**	**$11.57**	**$13.44**	**$14.92**	**$16.20**	
Basic common shares outstanding	44,496,007	44,670,743	44,667,650	56,432,070	56,325,242	
Adjusted net income available to common shareholders	$ 44,408	$ 57,866	$ 85,714	$ 110,632	$ 114,061	$ 19,892
Average basic common shares outstanding	42,092,361	44,617,361	44,639,430	45,272,183	56,422,450	56,366,499
Average diluted common shares outstanding	42,567,108	44,911,265	44,900,805	45,459,540	56,490,060	56,433,461
Earnings per share (basic)	$1.02	$1.26	$1.89	$2.42	$1.96	$0.31
Earnings per share (diluted)	$1.01	$1.25	$1.88	$2.41	$1.96	$0.31
Adjusted earnings per share (basic)	$1.06	$1.30	$1.92	$2.44	$2.02	$0.35
Adjusted earnings per share (diluted)	$1.04	$1.29	$1.91	$2.43	$2.02	$0.35

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

49

Copyright © 2023 First Foundation Inc. All Rights Reserved firstfoundationinc.com